                                                                    Exhibit 99.1

                                    QUIGLEY

FOR IMMEDIATE RELEASE

CONTACT:
George J. Longo                                       Carl Hymans
Vice President, CFO                                   G.S. Schwartz & Co.
(215) 345-0919                                        (212) 725-4500
                                                      carlh@schwartz.com

              THE QUIGLEY CORPORATION REPORTS THIRD QUARTER RESULTS

     - INCREASES INVESTMENT IN PHARMACEUTICAL R&D FOR DIABETIC NEUROPATHY -

DOYLESTOWN,  PA. - OCTOBER  25, 2007 - THE QUIGLEY  CORPORATION  (NASDAQ:  QGLY)
today reported net sales of $11.8 million, for the third quarter ended September
30, 2007,  compared to $11.5 million  reported for the same period in 2006.  For the nine-months  ended September 30, 2007, net sales were $25.9 million compared to $27.9 million reported for the same period in 2006.

The third quarter and first nine months of 2007 reflect a net sales increase for
the   Company's   Cold  Remedy   segment  of  $1.0  million  and  $1.6  million,
respectively, as compared to the same periods of 2006. These increases include a price  increase  and  inaugural  sales  of two  new  COLD-EEZE(R)  branded  line extensions that commenced on July 2, 2007. The impact of these  initiatives were offset by changes in seasonal  purchase patterns by our customers that can occur when comparing quarters of different years.

The COLD-EEZE  brand should  continue to garner  acceptance  among consumers who want Natural Common Cold remedies that demonstrate  proven clinical efficacy and
safety.  As  part  of  ongoing   initiatives  to  generate  future  growth,  the
introduction of two new COLD-EEZE brand  extensions,  Organix(TM) Cough and Sore
Throat  Drops and  COLD-EEZE  Immune  Support  Complex-10  (ISC-10)  will enable consumers to choose two new options to support  their health during the upcoming
Cold and Flu Season.

Organix Cough and Sore Throat Drops is a proprietary product manufactured in the
Company's certified organic  manufacturing  facility,  the first facility of its kind to obtain USDA organic certification.  COLD-EEZE ISC-10 will compete in the
growing  immune  boosting   dietary   supplement   marketplace  and  features  a
proprietary  blend of 10 important  immune  supporting  nutrients,  minerals and herbs  shown to support  proper  immune  system  functioning.  Both of these new products are currently being sold in many major market retailers.

Net income for the third quarter ended September 2007 was $1.3 million, or $0.10 per share compared to a net income of $1.1 million,  or $0.08 per share, for the same period last year. Net loss for the nine-months ended September 30, 2007 was
$4.1 million,  or ($0.32) per share,  compared to a net loss of $3.0 million, or
($0.25) per share, for the same period last year.

Marginal  improvement  in net  income  for the  third  quarter  of 2007  and the increase in net loss for the nine-months ended September 30, 2007 is principally attributed to increased  research and development  costs for the  pharmaceutical segment and a reduction in gross profits from the Health and Wellness  operating segment.  These  increases to net loss were lessened  somewhat by improvement in other operating expenses and Cold Remedy gross profits from related increases in net sales.

The increase in research and development  costs were associated with Phase II(b)
clinical studies for QR-333, an investigational new drug for treating conditions

associated  with  diabetic  peripheral  neuropathy.   Increased  research  costs
associated  with QR-333 were $1.2 million for the third quarter ended  September
30,  2007 and $2.4  million  for the  nine  months  ended  September  30,  2007, respectively as compared to 2006.

According  to The World  Health  Organization  estimates,  more than 171 million people have diabetes  worldwide.  It is also estimated  that 20 million  people, representing  approximately 7% of the United States  population have diabetes of which  more than 60% suffer  from mild to severe  nerve  damage due to  diabetic peripheral neuropathy. Conditions associated with diabetic peripheral neuropathy include numbness, skin ulcers, constant pain or extreme sensitivity to stimulus.

Net sales for the Health and  Wellness  segment  declined  $0.8 million and $3.9 million, respectively, for the third quarter and nine-months ended September 30,
2007  as  a  reduction   in  the  number  of  active   independent   distributor
representatives reflects the effects of ongoing litigation, which the Company is vigorously  pursuing  with the  sponsor of the  Company's  product  line in this segment.  Corrective  actions continue to be taken to resolve the litigation and increase the number of active independent distributor representatives as part of strategic efforts with the goal to increase sales and return to profitability.

No tax provision or benefits, to reduce losses, are provided for the quarter and nine-months  ended  September  30,  2007 and 2006,  except for any  requirements imposed by the federal  alternative  minimum taxes or for compliance  with state tax  regulations,  since the Company is in a net  operating  loss  carry-forward position.

The  research by the Company is part of its  strategic  initiatives  to generate future growth. These initiatives include capitalizing on the growth potential of
Quigley Pharma, a wholly-owned Ethical Pharmaceutical  subsidiary, by developing
natural-source   potential   prescription   products  for  Systemic   Radiation,
Rheumatoid Arthritis, Avian Flu in animals and particularly, Diabetic Peripheral
Neuropathy.

During  the third  quarter  of 2007,  a human  safety  study was  undertaken  to investigate the effects of QR-449, a broad spectrum anti-inflammatory  compound, on patients suffering from Metabolic Syndrome, a condition which inhibits normal metabolic  processes.  Metabolic  Syndrome sufferers are vulnerable to dangerous
heart  attack  risk  factors  including   diabetes,   abdominal  obesity,   high
cholesterol  and high blood  pressure.  Inflammation  plays a major role in this condition as well as Rheumatoid Arthritis, Cancer and Cachexia.

The  primary  objectives  for the study are the  determination  of safety and to measure the  corrective  capacity of the compound on the  imbalance of important anti-oxidant,  nutrient and pro-inflammatory  markers as well as other metabolic disturbances,  associated with Metabolic  Syndrome.  The  International  Disease
Foundation  estimates that one quarter of the world's  population have Metabolic
Syndrome,  including  as many as 65  million  people in the United  States.  The number of children and  adolescents  afflicted  with the condition  continues to increase as the worldwide epidemic of obesity spreads across all age groups.

Lastly,  an update  was  issued  on a Phase  II(b)  Clinical  Study of QR-333 on
Diabetic Peripheral Neuropathy stating that over 100 subjects had been enrolled,
52 subjects had completed treatment and over 225 subjects have been screened for the Phase  II(b)  study  designed  to  evaluate  the safety and  efficacy of the topical  formulation on subjects with diabetic  peripheral  neuropathy.  Subject screening and  enrollment  will continue to ensure that a 140 evaluable  patient study population  occurs and that once enrolled,  subject treatment time for the patient in the study is 12 weeks.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration  or any other regulatory  agency will allow this  Investigational
New Drug to be marketed.  Furthermore,  no claim is made that potential medicine discussed  herein  is  safe,  effective,  or  approved  by  the  Food  and  Drug
Administration.

Additionally,  data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily mean the formula test compound; referenced herein will be effective in humans.  Safety and effectiveness in humans will have to be demonstrated by means of adequate and  well-controlled  clinical  studies before the clinical  significance of the formula test compound is known. Readers should carefully  review the risk factors  described in filings the Company  files from time to time with the Securities and Exchange Commission.

ABOUT THE QUIGLEY CORPORATION
The  Quigley  Corporation   (Nasdaq:   QGLY,   http://www.Quigleyco.com)   is  a
diversified natural health medical science company. Its Cold Remedy segment is a leading marketer and manufacturer of the COLD-EEZE(R)  family of lozenges,  gums and sugar free tablets  clinically proven to cut the common cold nearly in half.
COLD-EEZE  customers include leading national  wholesalers and distributors,  as well as  independent  and  chain  food,  drug and mass  merchandise  stores  and pharmacies.  The Quigley  Corporation  has several  wholly  owned  subsidiaries.
Darius  International  markets health and wellness  products  through its wholly owned subsidiary, InnerLight Inc. Quigley Manufacturing Inc. consists of two FDA approved  facilities to  manufacture  COLD- EEZE(R)  lozenges as well as fulfill
other    contract    manufacturing    opportunities.    Quigley    Pharma   Inc.
(http://www.QuigleyPharma.com)   conducts  research  in  order  to  develop  and
commercialize a pipeline of patented  botanical and naturally  derived potential prescription drugs.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

Consolidated Statements of Operations (Unaudited)

The following  represents  condensed  financial data (in  thousands)  except per share data:

                                                        Three-Months       Three-Months        Nine-Months        Nine-Months
                                                           Ended               Ended              Ended              Ended
                                                     September 30, 2007  September 30, 2006 September 30, 2007 September 30, 2006
                                                            ($)                 ($)                ($)                ($)
                                                     ------------------  ------------------ ------------------ -------------------

Net Sales                                                  11,840              11,481             25,908             27,929
Gross profit                                                6,939               6,260             14,052             13,882
Sales & marketing expenses                                  1,077               1,283              4,637              4,796
Administrative expenses                                     2,683               3,195              9,366             10,001
Research & development                                      2,020                 892              4,796              2,534

Income taxes (benefit)                                       --                  --                 --                   89

Net income (loss)                                           1,329               1,079             (4,119)            (2,994)

Diluted loss per share:
 Net income (loss)                                    $      0.10         $      0.08        $     (0.32)       $     (0.25)
 Diluted weighted average common shares outstanding:   13,143,276          13,242,127          12,693,300         12,163,858

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

The following represents condensed financial data (in thousands) at September
30, 2007 and December 31, 2006:

                                         2007             2006
                                          ($)              ($)
                                        ------           ------
Cash & cash equivalents                 12,484           17,757
Accounts receivable, net                 6,959            6,557
Inventory                                5,803            4,262
Total current assets                    26,296           29,793
Total assets                            30,936           34,845
Total current liabilities                9,302            9,252

Total stockholders' equity              21,573           25,529